Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 Nos. 333-139868, as amended, and 333-164990, as amended) pertaining to the Gentherm Incorporated 2006 Equity Incentive Plan,
(2)	Registration Statement (Form S-8 Nos. 333-176884, as amended, and 333-181975, as amended) pertaining to the Gentherm Incorporated 2011 Equity Incentive Plan, and
(3)	Registration Statement (Form S-8 Nos. 333-189442, 333-218155, and 333-245646) pertaining to the Gentherm Incorporated 2013 Equity Incentive Plan,

of our reports dated February 17, 2022, with respect to the consolidated financial statements and schedule of Gentherm Incorporated and the effectiveness of internal control over financial reporting of Gentherm Incorporated included in this Annual Report (Form 10-K) of Gentherm Incorporated for the year ended December 31, 2021.

/s/ ERNST & YOUNG LLP

Detroit, Michigan
February 17, 2022